EXHIBIT 10.1

September 11, 2025

VisionWave Holdings, Inc.

300 Delaware Ave., Suite 210 # 310
Wilmington, DE 19801
Attn: Doug Davis
E-mail: ddavis@vwav.inc

Re:	Letter Agreement to Standby Equity Purchase Agreement (the “SEPA”) dated as of July 25, 2025, between VisionWave Holdings, Inc. (the “Company”) and YA II PN, Ltd. (the “Investor”)

Dear Mr. Davis:

This letter shall set forth the terms and conditions pursuant to which the Investor shall advance the second tranche of the Pre-Paid Advance pursuant to the SEPA and other matters as set forth herein. Capitalized terms not otherwise defined herein shall have the meanings given to them in the SEPA.

In consideration of the representations, warranties and covenants of the Company set forth herein, the Investor hereby agrees to advance the Company the second tranche of the Pre-Paid Advance in a principal amount of $2,000,000 on the date hereof.

The Company represents and warrants that all conditions precedent to the Second Pre-Advance Closing set forth on Annex II to the SEPA have been satisfied, except for condition (r) relating to the effectiveness of the Registration Statement, which is hereby waived by the Investor.

The Company hereby covenants and agrees as follows:

(A)	Right of First Refusal. For twelve (12) months following the date hereof, the Company shall not enter into or effect any financing transaction pursuant to which the Company proposes to issue and/or sell any securities of the Company, including any debt, equity or equity-linked securities that are convertible into, exchangeable or exercisable for, or include the right to receive Common Shares (including any ATM Offering), or the insurance of any notes, debentures, or other forms of indebtedness (collectively, a “Notification Transaction”) without first giving prior written notice to the Investor of its intention to enter into or effect such Notification Transaction, which notice shall set forth the material terms of such Notification Transaction. Upon receipt of any such notice, the Investor shall have ten (10) Business Days from such receipt to confirm to the Company whether it will participate (exclusively or otherwise) in such Notification Transaction in accordance with the terms set forth in such notice. If the Investor elects to exercise its rights hereunder, then within ten (10) Business Days from such exercise, the parties will enter into binding documentation in form and substance consistent with the notice for such Notification Transaction and otherwise mutually acceptable to the parties. If the Investor declines to exercise its rights in respect of a particular Notification Transaction, the Company is permitted to subsequently enter into such Notification Transaction with a third party, provided, that such Notification Transaction (i) is consummated on terms (A) consistent with the notice for such Notification Transaction and (B) no more beneficial than those terms offered to the Investor in the notice and (ii) is consummated within 60 days of the Investor declining to exercise or failing to timely exercise its rights with respect to such Notification Transaction.

(B)	Current Report. The Company shall, not later than 9:00 a.m., New York City time, on the second business day after the date of this letter agreement, file with the SEC a current report on Form 8-K describing all the material terms of the transactions contemplated herein in the form required by the Exchange Act and attaching all the material documents as exhibits.

The Investor further agrees that it shall fund an additional $2,000,000 in principal amount to the Company under the terms and conditions of a promissory note in the form of Exhibit A attached hereto (the “New Note”) upon the effectiveness of the Registration Statement filed in connection with the SEPA, and the Company shall issues such New Note to the Investor upon payment of the purchase price as set forth therein. The Investor hereby acknowledges and agrees that the Company shall not be required to modify, amend or supplement the existing Registration Statement originally filed on August 29, 2025 to include any shares underlying the New Note, and other than as may be set forth in the New Note, the Company shall not be obligated to file a new registration statement relating to such shares.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to its principles of conflicts of laws that would require the application of the law of any other jurisdiction. This letter agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument. This letter agreement may be delivered by any party by facsimile, email or other electronic transmission. Electronic signatures shall be deemed to have the same legal effect as original signatures. The terms of this letter agreement shall survive any termination of the SEPA or repayment, amendment, amendment and restatement, novation and/or conversion of the convertible debentures issued thereunder.

If the foregoing correctly sets forth the understanding between the Company and Investor, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between the Company and Investor.

Very truly yours,

YA II PN, LTD.

By:	Yorkville Advisors Global, LP
Its:	Investment Manager

By:	Yorkville Advisors Global II, LLC
Its:	General Partner

By:	/s/ Michael Rosselli
Name:	Michael Rosselli
Title:	Member

ACKNOWLEDGED AND AGREED:

VISIONWAVE HOLDINGS, INC.

By:	/s/ Douglas Davis
Name:	Douglas Davis
Title:	Executive Chairman

EXHIBIT A

FORM OF NEW NOTE